[Form of]
INDEMNIFICATION AGREEMENT
This Indemnification Agreement is made as of _____________, 20__ between Cimpress USA Incorporated, a corporation incorporated under the laws of Delaware, USA, having its principal business address at 275 Wyman Street, Waltham, MA, USA (the “Indemnitor”), and ______________________ (the “Indemnitee”). The Indemnitor is a subsidiary of Cimpress plc, a public limited company incorporated under the laws of Ireland (the “Company”).
WHEREAS, as the Indemnitor is a subsidiary of, and is managed by, the Company, it is in the Indemnitor’s best interest that the Company retains and attracts as members of its Board of Directors the most capable persons available;
WHEREAS, certain directors and officers of the Company’s subsidiaries, including the Indemnitor, perform policy‑making functions for the Company;
WHEREAS, the substantial increase in corporate litigation subjects members of the Company’s Board of Directors to expensive litigation risks at the same time that the availability of directors’ and officers’ liability insurance has been severely limited;
WHEREAS, the Indemnitee does not regard the protection available under the Indemnitor’s Certificate of Incorporation and Bylaws or the Company’s Constitution and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as a member of the Board of Directors without adequate protection;
WHEREAS, the Indemnitor has determined that it is in the best interest of the Indemnitor and Company to provide the indemnification and advancement of expenses set forth below in order to induce the Indemnitee to serve, or continue to serve, as a member of the Board of Directors for the Company; and
WHEREAS, the Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company and, as partial consideration for agreeing to do so, the Indemnitor has agreed to enter into this Agreement with the Indemnitee.
NOW THEREFORE, in consideration of the covenants contained herein, the Indemnitor and the Indemnitee hereby agree as follows:
1.Agreement to Serve. The Indemnitee agrees to serve or continue to serve as a member of the Board of Directors of the Company for so long as the Indemnitee is duly elected or appointed or until such time as the Indemnitee tenders a resignation in writing.
2.    Definitions. As used in this Agreement:
(a)    The term “Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or any other actual, threatened, pending or completed proceeding, inquiry, hearing or investigation whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature and whether formal or informal (including, but not limited to, the investigation, defense, settlement or appeal of any of the foregoing), and any appeal therefrom.
(b)    The term “Corporate Status” means the status of a person who is or was a member of the Board of Directors of, or performs other policy making functions for, the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, partner, trustee, member, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise.
(c)    The term “Expenses” includes, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with investigations, judicial or administrative proceedings or appeals, but does not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters.
(d)    References to “other enterprise” include employee benefit plans; references to “fines” include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
3.    Indemnification in Third-Party Proceedings. The Indemnitor shall indemnify the Indemnitee in accordance with the provisions of this Paragraph 3 if the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.
4.    Indemnification in Proceedings by or in the Right of the Company. The Indemnitor shall indemnify the Indemnitee in accordance with the provisions of this Paragraph 4 if the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made under this Paragraph 4 in respect of any claim, issue, or matter as to which the Indemnitee has been adjudged to be liable to the Company, unless, and only to the extent, that a court of competent jurisdiction or the court in which such action or suit was brought determines upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court deems proper.
5.    Exceptions to Right of Indemnification. Notwithstanding anything to the contrary in this Agreement, except as set forth in Paragraph 10, the Indemnitor shall not indemnify the Indemnitee in connection with a Proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Company. Notwithstanding anything to the contrary in this Agreement, the Indemnitor shall not indemnify the Indemnitee to the extent the Indemnitee is reimbursed from the proceeds of insurance, and in the event the Indemnitor makes any indemnification payments to the Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, the Indemnitee shall promptly refund such indemnification payments to the Indemnitor to the extent of such insurance reimbursement.
6.    Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all Expenses incurred by or on behalf of the Indemnitee in connection therewith. Without limiting the foregoing, if any Proceeding or any claim, issue or matter therein is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Company, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.
7.    Notification and Defense of Claim. As a condition precedent to the Indemnitee’s right to be indemnified, the Indemnitee must notify the Indemnitor in writing as soon as practicable of any Proceeding for which indemnity will or could be sought. With respect to any Proceeding of which the Indemnitor is so notified, the Indemnitor will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Indemnitor to the Indemnitee of its election so to assume such defense, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this Paragraph 7. The Indemnitee has the right to engage his or her own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Indemnitor of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the engagement of counsel by the Indemnitee has been authorized by the Indemnitor, (ii) counsel to the Indemnitee has reasonably concluded that there may be a conflict of interest or position on any significant issue between the Indemnitor and the Indemnitee in the conduct of the defense of such Proceeding or (iii) the Indemnitor has not in fact engaged counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Indemnitor, except as otherwise expressly provided by this Agreement. The Indemnitor is not entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for the Indemnitee has reasonably made the conclusion provided for in clause (ii) above. The Indemnitor shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Indemnitor shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Indemnitor nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.
8.    Advancement of Expenses. In the event that the Indemnitor does not assume the defense pursuant to Paragraph 7 of this Agreement of any Proceeding of which the Indemnitor receives notice under this Agreement, any Expenses incurred by or on behalf of the Indemnitee in defending such Proceeding shall be paid by the Indemnitor in advance of the final disposition of such Proceeding; provided, however, that the payment of such Expenses incurred by or on behalf of the Indemnitee in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Indemnitor as authorized in this Agreement. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make repayment.
9.    Procedure for Indemnification. In order to obtain indemnification or advancement of Expenses pursuant to the Paragraphs 3, 4, 6 or 8 of this Agreement, the Indemnitee shall submit to the Indemnitor a written request. Any such indemnification or advancement of Expenses shall be made promptly, and in any event within 30 days after receipt by the Indemnitor of the written request of the Indemnitee, unless with respect to requests under Paragraphs 3 or 4 (but not with respect to requests under Paragraph 8) the Company determines within such 30-day period that such Indemnitee did not meet the applicable standard of conduct set forth in Paragraph 3 or 4, as the case may be. Such determination, and any determination that advanced Expenses must be repaid to the Indemnitor, shall be made in each instance (a) by a majority vote of the directors of the Company consisting of persons who are not at that time parties to the Proceeding (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by a majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by applicable law, be regular legal counsel to the Company) in a written opinion, or (d) by the stockholders of the Company.
10.    Remedies. The right to indemnification or advancement of Expenses as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. Unless otherwise required by law, the burden of proving that indemnification is not appropriate shall be on the Company. Neither the failure of the Company to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company pursuant to Paragraph 9 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (of the type described in the definition of “Expenses” in Paragraph 2(c)) reasonably incurred in connection with successfully establishing the Indemnitee’s right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the Indemnitor.
11.    Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Indemnitor for some or a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with any Proceeding but not, however, for the total amount thereof, the Indemnitor shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which the Indemnitee is entitled.
12.    Subrogation. In the event of any payment under this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Indemnitor to bring suit to enforce such rights.
13.    Term of Agreement. This Agreement shall continue until and terminate upon the later of (a) six years after the date that the Indemnitee has ceased to serve as a member of the Board of Directors of the Company or, at the request of the Company, as a director, officer, partner, trustee, member, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise or (b) the final termination of all Proceedings pending on the date set forth in clause (a) in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by the Indemnitee pursuant to Paragraph 10 of this Agreement relating thereto.
14.    Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Indemnitor’s Certificate of Incorporation or Bylaws, the Company’s Constitution, any other agreement, any vote of stockholders or disinterested directors, any law (common or statutory), or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while maintaining the Indemnitee’s Corporate Status with the Company. Nothing contained in this Agreement shall be deemed to prohibit the Company from purchasing and maintaining insurance, at its expense, to protect itself or the Indemnitee against any expense, liability or loss incurred by it or the Indemnitee in any such capacity, or arising out of the Indemnitee’s status as such, whether or not the Indemnitee would be indemnified against such expense, liability or loss under this Agreement; provided that the Indemnitor shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. In addition to all other obligations hereunder and without limiting any rights of the Indemnitee hereunder, the Indemnitor expressly agrees to, and hereby assumes, all indemnification, advancement of Expenses and/or all other obligations of Cimpress N.V. to the Indemnitee in existence immediately prior to the effectiveness of the merger of Cimpress N.V. into the Company on December 3, 2019, pursuant to, and upon the terms of, the provisions set forth in any then existing indemnification agreement to which Cimpress N.V. is bound and in the articles of association and organizational regulations of Cimpress N.V. as then in effect and applicable without regard to the effectiveness of such merger.
15.    No Special Rights. Nothing herein shall confer upon the Indemnitee any right to continue to serve as an officer, director or employee of the Company or any of its subsidiaries for any period of time or at any particular rate of compensation. This Agreement does not create an employment contract between the Company or the Indemnitor and the Indemnitee.
16.    Savings Clause. If this Agreement or any portion thereof is invalidated on any ground by any court of competent jurisdiction, then the Indemnitor shall nevertheless indemnify the Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that has not been invalidated and to the fullest extent permitted by applicable law.
17.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.
18.    Successors and Assigns. This Agreement shall be binding upon the Indemnitor and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of the Indemnitee.
19.    Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
20.    Modification and Waiver. This Agreement may be amended from time to time to reflect changes in applicable law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.
21.    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or by courier or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:
(a)    if to the Indemnitee, to the address of which the Indemnitee has notified the Indemnitor.
(b)    if to the Indemnitor, to the attention of the General Counsel at the address set forth in the preamble of this Agreement or to such other address as may have been furnished to the Indemnitee by the Indemnitor or to the Indemnitor by the Indemnitee, as the case may be.
22.    Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of Delaware, USA. The Indemnitee may elect to have the right to indemnification or reimbursement or advancement of Expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of Expenses is sought. Such election shall be made, by a notice in writing to the Indemnitor, at the time indemnification or reimbursement or advancement of Expenses is sought; provided, however, that if no such notice is given, and if existing Delaware law is amended, or a new Delaware law enacted to permit further indemnification of the persons with a Corporate Status with the Company, then the Indemnitee shall be indemnified to the fullest extent permitted under Delaware law, as so amended or as so enacted.
23.    Enforcement. The Indemnitor expressly confirms and agrees that it has entered into this Agreement in order to induce the Indemnitee to continue to serve as officer or director or otherwise maintain the Indemnitee’s Corporate Status of the Company, and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity.
24.    Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit the Indemnitee’s rights under applicable law, the Indemnitor’s Certificate of Incorporation or Bylaws, the Company’s Constitution, or any indemnification deed between the Indemnitee and the Company.
25.    Jurisdiction. The competent court in Massachusetts, USA shall have exclusive jurisdiction to settle any dispute in connection with this Agreement without prejudice to the right of appeal and that of appeal to the Supreme Court.

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The parties have executed this Agreement as of the date first above written.

CIMPRESS USA INCORPORATED
By: Name: Title:
INDEMNITEE:
Print Name:

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